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                                                                  EXHIBIT 10.9

                        [COMERICA BANK LETTERHEAD]


February 13, 1997

Mr. Ronald E. Wittman
Dental/Medical Diagnostic Systems, Inc.
200 North Westlake Boulevard
Suite 202
Westlake Village, California 91362

Dear Ron:

It is my pleasure to confirm the commitment of Comercia Bank - California (herein "Comerica") to extend up to a $2,000,000 line of credit (herein "Facility") to Dental/Medical Diagnostic Systems, Inc. (herein "Borrower"), which is described in the attached commitment letter (herein "Commitment Letter"), incorporated herein by this reference, pursuant to the terms and conditions contained in this letter and the Commitment Letter.

The Commitment Letter is not meant to be, nor shall it be construed as, an attempt to define all of the terms, conditions, covenants, representations, warranties and other provisions which will be contained in the definitive legal documentation for this transactions. Rather, it is intended only to outline certain of the basis points of our understanding around which the final terms and documentation are to be structured. Further negotiations adding to or modifying the general scope of these major terms shall not be precluded by the issuance of this Commitment Letter and its acceptance by Borrower. The commitment of Comerica to extend the Facility to Borrower is contingent upon the execution and delivery on or prior to the closing date of the Facility of a definitive credit agreement (herein "Loan Agreement") which shall be in form and substance satisfactory to Comerica and its counsel. The commitment of Comerica contained herein is also contingent upon the Borrower's compliance with such other conditions, requirements and actions as are set forth in this Commitment Letter.

Whether or not loan documentation is agreed to and whether or not any loan thereunder is made, the Borrower agrees to pay all reasonable out-of-pocket costs and expenses of Comerica incurred in connection with the negotiation and documentation of this Commitment Letter, the Loan Agreement and the Facility, (including all fees, expenses and allocated expenses of Comerica's in-house or outside counsel). The Borrower has previously provided the Bank with a $2,500.00 expense deposit which will be applied according to the terms of that certain proposal letter between the Bank and the Borrower dated December 30, 1996.

Borrower agrees to indemnify and hold harmless Comerica and its affiliates, directors, officers, agents and employees (each a "Released Party") from and against all losses, claims, damages, liabilities and expenses (including, without limitation, attorneys' fees and expenses of litigation or preparation therefor) in any way related to or arising out of any dispute concerning the subject

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matter of this commitment, whether or not such Released Party is a party to such dispute, except those resulting from the gross negligence or wilful misconduct or the Released Party. Borrowers' obligation under this paragraph shall continue (subject to any applicable statute of limitations), and are, and shall remain, absolute and unconditional and enforceable against Borrower, unless and until superseded by the indemnity provision of the Loan Agreement.

Comerica reserves the right in its sole discretion to cancel its commitment to extend the Facility to Borrower and to terminate its obligations hereunder if: (A) any material adverse change shall occur in the business or condition (financial or otherwise) of Borrower, or (B) the Borrower fails to comply with any of the terms and conditions hereof.

Upon cancellation of the commitment, all amounts due hereunder shall be payable within ten (10) days of cancellation.

This Commitment Letter is provided to you solely for the purpose described herein and may not be disclosed to or relied upon by any other party without Comerica's prior written consent.

If the foregoing provisions are satisfactory, please your acceptance of this Commitment Letter in the spaces indicated on the next page and return an executed copy of this letter to Comerica at the following address:

     Comerica Bank - California
     611 Anton Blvd. Ste 100
     Costa Mesa, CA 92626
     714-435-3972 (Voice)
     714-754-7947 (Fax)

     Attention:
     Gregory M. Cote
     Vice President/Assistant Group Manager
     High Technology Banking Division

This Commitment Letter will expire if not accepted and returned to Comerica by the close of business on Friday, February 28, 1997. Notwithstanding timely acceptance of this Commitment Letter, the commitment of Comerica contained herein shall automatically terminate unless the Loan Agreement is executed by Borrower and Comerica on or before Friday, March 28, 1997.

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We appreciate the opportunity to present this commitment to you, and hope that it lays the foundation for a long and mutually satisfactory relationship.

Very truly yours,


Gregory M. Cote
Vice President/Assistant Group Manager

Attachments

Agreed and Accepted to this ____ of February, 1997.

"Borrower" -Dental/Medical Diagnostic Systems, Inc.

By:________________________________________________


Its:_______________________________________________



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                                                            February 13, 1997

                              COMMITMENT LETTER PERTAINING TO
                                  THE CREDIT FACILITY FOR
                          DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

BORROWER:          Dental/Medical Diagnostic Systems, Inc.

BANK:              Comerica Bank--California

FACILITY:          A secured line of credit facility in the amount of Two
                   Million Dollars ($2,000,000) (herein "Commitment Amount").
                   The Commitment Amount will be sub-divided into a Five
                   Hundred Thousand Dollar ($500,000) credit facility to finance domestic and Canadian accounts receivables
                   (herein "Sublimit A") and a One Million Five Hundred
                   Thousand Dollar ($1,500,000) credit facility to finance accounts receivable and inventory created by export sales
                   (herein "Sublimit B").

                   All borrowings and advances under Sub-limit A will be subject to a formula of Seventy Five Percent (75%) of eligible export accounts receivable and Seventy-Five (75%) of eligible export inventory.

                   Eligible receivables and export inventory are subject to definitions and standards required by the Export-Import Bank of the United States (herein "Exim") and may change all terms listed in this Commitment Letter to comply with any and all present or future requirements of Exim necessary to preserve the their guarantee of the Commitment Amount.

                   Eligible receivables will be further defined in the loan documents, but will not include:

                   A. Receivables under Sub-limit A over 90 days from invoice date or with terms of payment longer than net 30, unless approved in advance by the Bank;

                   B. Receivables under Sub-limit B over 180 days from invoice date or with terms of payment longer than net 90;

                   C. Receivables under Sub-limit A from a company where more than 25% of the total monies owing is over 90 from invoice date;

                   D. Receivables under Sub-limit B from a company where more than 25% of the total monies owing is over 180 from invoice date;

                   E. The portion of the total accounts receivable under Sub-limit A from a

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                         single company or individual that exceeds 20% of the
                         total accounts receivable of the Borrower, unless approved in advance by the Bank. An exception will be granted for the Borrower's Canadian distributor up to a maximum of Three Hundred Thousand Dollars ($300,000) outstanding at any one time; and

                   F. Under Sub-limit A, all foreign receivables, except for Canadian receivables;

                   G. Under Sub-limit B, all foreign receivables excluded per Exim's requirements, including all receivables owing from the Borrower's Australian distributor until a six month payment history satisfactory to the Bank can be demonstrated.

                   Eligible export inventory will be further defined in the loan documents, but will not include inventory in transit, not warehoused in California, or not specifically designated for export by the Borrower.

PURPOSE: The Facillity will be used for working capital and general corporate purposes.

MATURITY:          June 1, 1998 or immediately upon an Event of Default.

REPAYMENT:         Interest will be due monthly; all principal will be due at maturity.

SECURITY:          Comerica will take a first perfected security interest in
                   all corporate assets, including at the Bank's option, intangibles, patents, copyrights and other intellectual property the Bank deems essential to the liquidation and and sale of its collateral, covering the current outstanding balance and future borrowings. The Bank's security interest will include an assignment of that certain BMC Distribution Agreement by and between the Borrower and Boston Marketing dated October 1, 1996 and UCC filings in the United States and Canada.

GUARANTEE:         The Bank will receive a guarantee under its delegated
                   authority from Exim for Ninety Percent (90%) of all amounts owing under Sublimit B.

SUBORDINATION:     As yet unnamed owners will subordinate to the Bank the
                   repayment rights of those certain Thirty Two (32) Fifty
                   Thousand Dollar ($50,000) secured convertible promissory notes in the aggregate amount of One Million Six Hundred
                   Thousand Dollars ($1,600,000) as described in that certain Confidential Term Sheet dated October 23, 1996
                   (herein "Subordinated Private Placement Notes").

                   Robert H. Gurevitch and Boston Marketing will subordinate to the Bank their repayment rights of the Two Hundred Seventy Thousand Fifteen Dollars ($277,015) in loans owing by the Borrower. Interest payments will be allowed on a monthly basis as long as no Event of Default exists.

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INTEREST RATE:     Comerica Bank Prime, floating, plus One Quarter Percent
                   (0.25%) as it may change from time to time.

PREPAYMENT AND
CANCELLATION FEES: None.

LOAN FEE:          A loan fee equal to One Half of One Percent (0.50%), on
                   an annual basis, of the unused balance of Sublimit A will be calculated arrears and will be due quarterly. An additional loan fee equal to One and One Half of One
                   Percent (1.50%) of the facility amount of Sublimit B will be due at signing and annually thereafter.

COMPENSATING
BALANCES:          None.

                   It is understood that the company will maintain its primary operating accounts with Comerica.

CONDITIONS PRECEDENT TO
INITIAL ADVANCE:
                   Standard terms and conditions, including, but not limited to:

                   1) Completion of documentation satisfactory to Comerica and its counsel, including but not limited to a review and acceptance by the Bank of the subordination language contained in the Subordinated Private Placement Notes; and
                   2) The receipt and review of an aging of accounts payable report of the Borrower for the month ended December 31, 1996; and
                   3) Completion of an accounts receivable and inventory audit of the Borrower's records performed by Bank personnel producing results satisfactory to the Bank.

REPRESENTATIONS AND WARRANTIES:
                   Standard representations and warranties including, but not limited to:

                   1)    Corporate existence and power;
                   2)    Authorization and approval to execute documents;
                   3)    No material undisclosed lawsuits are pending;
                   4) No material adverse change in the business, properties or condition (financial or otherwise) of Borrower, since the date of the latest financial statements;

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                    5)   Standard representations and warranties relating to
                         valid and binding agreement, liens, accounting principles, financial condition, taxes, compliance with laws, indebtedness, material agreements, margin stock, pension funding, misrepresentation and no conflicting agreements.

AFFIRMATIVE
COVENANTS:          Standard affirmative covenants, including, but not
                    limited to the receipt by the Bank of:

                    1) Financial statements with an unqualified opinion within 90 days after year end:
                    2) Company prepared financial statements within 15 days of month end including a financial covenant compliance report;
                    3) Company prepared agings of monthly accounts receivable and payable within 15 days of month end;
                    4) Company prepared borrowing base report within 15 days of month end;
                    5) Other information which Bank or Exim may reasonably request; and
                    6) Semi-annual accounts receivable and inventory audits of the Borrower's records performed by Bank personnel producing results satisfactory to the Bank. The Bank retains the right to increase the frequency of the audits at its sole discretion.

FINANCIAL COVENANTS:
                    Covenants will be contained in the Loan Agreement, are to be calculated monthly unless stated otherwise, and include, but are not limited to, the following:

                    1)   Net Profit After Tax and After Bonus of:
                            A minimum of One Dollar calculated on a rolling two quarter basis from loan closing and thereafter. Notwithstanding the foregoing, no one quarter loss shall exceed Two Hundred Fifty Thousand Dollars ($250,000);

                    2)   Minimum effective tangible net worth:
                            Two Million Four Hundred Thousand Dollars
                            ($2,400,000) from loan closing and thereafter. Notwithstanding the foregoing, the minimum effective tangible net worth will increase by Seventy Five Percent (75%) of quarterly profits (not to include a quarterly loss) and One Hundred Percent (100%) of new equity or subordinated debt raised after loan closing;
                    3)   Maximum debt to effective tangible net worth:
                            1.00:1 from loan closing and thereafter;
                    4)   Minimum quick ratio as follows:
                            1.00:1 from loan closing through June 29, 1997;

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                            1.25:1 from June 30, 1997 and thereafter; and
                    5)   Borrower shall not expend, in each fiscal year, more
                            than Two Hundred Fifty Thousand Dollars ($250,000) for the purchase of capital equipment.

NEGATIVE COVENANTS:
                    Standard negative covenants, including, but not limited to, the following:
                    1) Restrictions on liens, encumbrances, loans, advances, guarantees, dividends and investments;
                    2) Restrictions on asset dispositions, property transfers and lease-backs (except inventory in the normal course of business);
                    3) Restrictions on mergers and consolidations with others;
                    4) Standard covenants relating to pension funding, misrepresentation and margin stock.

EVENTS OF DEFAULT:  Standard events of default, including, but not limited to:

                    1)   Failure to pay monies due under the Loan Agreement;
                    2)   Non-compliance with the Loan Agreement;
                    3)   Misrepresentation;
                    4) Existence of a Default (whether or not resulting in acceleration) under any other agreement governing indebtedness.
                    5) Certain events of bankruptcy, insolvency or dissolution;
                    6)   Entry of certain judgements;
                    7)   Occurrence of a "Reportable Event" under ERISA;
                    8)   Change of Control.

EXPENSES:           All out-of-pocket expenses and costs incurred by Comerica
                    in connection with the Facility will be paid by the Borrower, including, but not limited to, the fees and related disbursements of any legal counsel to Comerica.

                    The Borrower will also be responsible for the semi-annual accounts receivable and inventory audit fee of five hundred dollars ($500) per day. The audit is estimated to be two and one half (2.5) days in duration.

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GOVERNING LAW:      State of California.

OTHER: This Commitment Letter is intended as an outline only and does not purport to summarize all of the conditions, covenants and provisions which will be contained in the definitive Loan Agreement. The commitment of Comerica is subject to the negotiation and execution of a loan agreement which must be satisfactory to Comerica and its counsel.

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